As filed with the Securities and Exchange Commission on September 21, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIERRA BANCORP

(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	33-0937517 (I.R.S. Employer Identification No.)

86 North Main Street

Porterville, California 93257

(559) 782-4900

(Address, including Zip Code, and Telephone Number, including Area Code,

of Registrant’s Principal Executive Offices)

2017 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Kevin J. McPhaill

President and Chief Executive Officer

Sierra Bancorp

86 North Main Street

Porterville, California 93257

(559) 782-4900

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

With a copy to:

Nikki Wolontis, Esq.

King, Holmes, Paterno & Soriano, LLP

1900 Avenue of the Stars

25th Floor

Los Angeles, California 90067

(818) 631-2224; (866) 246-1368 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer:	☐	Accelerated Filer:	☒
Non-accelerated Filer:	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company:	☐
		Emerging Growth Company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	850,000	$24.82	$21,097,000	$2,445

[1]

Based solely on the number of shares of common stock, without par value per share, of Sierra Bancorp (the “Registrant”) reserved for issuance upon exercise of options granted or to be granted pursuant to the 2017 Stock Incentive Plan (the “Plan”). In addition to such shares, this Registration Statement covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

[2]

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), pursuant to which a total of 850,000 shares of the Registrant’s common stock that may be acquired upon exercise of options granted or to be granted are deemed to be offered at $24.82 per share, the average of the high and low prices of the Registrant’s common stock as reported by The Nasdaq Global Select Market on September 15, 2017.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Not required to be filed with the Securities and Exchange Commission.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with the Securities and Exchange Commission.

Note: The documents containing the information specified in Part I of this Form S-8 Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;

(c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

(d) The description of the Registrant’s Common Stock contained in Registration Statement No. 333-218731 on Form S-4 filed on June 14, 2017, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide without charge to each person to whom a Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Kenneth R. Taylor, Executive Vice President and Chief Financial Officer, 86 North Main Street, Porterville, California 93257. Telephone requests may be directed to (559) 782-4900.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Item 20, “Indemnification of Directors and Officers” of Part II of the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on June 14, 2017, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4.1	2017 Stock Incentive Plan (Filed as Exhibit 10.1 to the Form 8-K with the Securities and Exchange Commission on March 17, 2017 and incorporated herein by reference)

5	Opinion of King, Holmes, Paterno & Soriano

23.1	Consent of King, Holmes, Paterno & Soriano (included in Exhibit 5)

23.2	Consent of Vavrinek, Trine, Day & Co., LLP

24	Power of attorney for any subsequent amendments (located on the signature page of this Registration Statement)

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection which the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	2017 Stock Incentive Plan (Filed as Exhibit 10.1 to the Form 8-K with the Securities and Exchange Commission on March 17, 2017 and incorporated herein by reference)

5	Opinion of King, Holmes, Paterno & Soriano

23.1	Consent of King, Holmes, Paterno & Soriano (included in Exhibit 5)

23.2	Consent of Vavrinek, Trine, Day & Co., LLP

24	Power of attorney for any subsequent amendments (located on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Porterville, State of California, on September 21, 2017.

SIERRA BANCORP

/s/ Kevin J. McPhaill
By: Kevin J. McPhaill President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. McPhaill and Kenneth R. Taylor, and each of them, as his attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert L. Berra Albert L. Berra	Director	September 21, 2017

/s/ Vonn R. Christenson Vonn R. Christenson	Director	September 21, 2017

/s/ Laurence S. Dutto Laurence S. Dutto	Director	September 21, 2017

/s/ Robb Evans Robb Evans	Director	September 21, 2017

/s/ Robert L. Fields Robert L. Fields	Director	September 21, 2017

/s/ James C. Holly James C. Holly	Vice Chairman of the Board	September 21, 2017

/s/ Kevin J. McPhaill Kevin J. McPhaill	President, Chief Executive Officer & Director (Principal Executive Officer)	September 21, 2017

/s/ Lynda B. Scearcy Lynda B. Scearcy	Director	September 21, 2017

/s/ Morris A. Tharp Morris A. Tharp	Chairman of the Board	September 21, 2017

/s/ Gordon T. Woods Gordon T. Woods	Director	September 21, 2017

/s/ Kenneth R. Taylor Kenneth R. Taylor	Executive Vice President & Chief Financial Officer (Principal Financial and Principal Accounting Officer	September 21, 2017